UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Damastown, Mulhuddart
Dublin 15, Ireland
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +353 1 880-8180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On July 18, 2013, the Human Resources and Compensation Committee of the Board of Directors approved compensation related actions for certain executives of Mallinckrodt plc (the "Company"), including the following actions for certain of the named executive officers:

•	increased the annual base salary as follows: Mr. Trudeau - from $682,500 to $900,000; Mr. Harbaugh - from $400,000 to $440,000; and Mr. Edwards - from $375,000 to $400,000;

•
increased the target bonus opportunity for the annual incentive plan as a percentage of annual base salary as follows: Mr. Trudeau - from 80% to 100%; Mr. Harbaugh - from 60% to 70%; and Mr. Edwards - from 50% to 60%; and

•
increased the long- term incentive compensation award target as a percentage of annual base salary as follows: Mr. Trudeau - from 200% to 400%; Mr. Harbaugh - from 70% to 175%; and Mr. Edwards - from 70% to 120%.

All other material terms and conditions of the compensation package for the named executive officers remain the same. For a detailed discussion of the elements of the Company's executive compensation program, including base salary and long-term incentives, please see "Executive Compensation" on pages 132-153 of the Company's Information Statement of dated June 17, 2013 which was filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	July 19, 2013	By:	/s/ Peter G. Edwards
		Name:	Peter G. Edwards
		Title:	Senior Vice President and General Counsel